UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2018

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
4521 Sharon Road, Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreement.

The information in Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2018 (the “Closing Date”), RumbleOn, Inc., a Nevada corporation (the “Company”), NextGen Pro, LLC, a Delaware limited liability company (“NextGen Pro”), RMBL Missouri, LLC, a Delaware limited liability company (“RMBL Missouri”) and RMBL Texas, LLC, a Delaware limited liability company (“RMBL Texas," and together with the Company, NextGen Pro, and RMBL Missouri, each, a “Borrower”, and collectively, “Borrowers”), entered into a Loan and Security Agreement (the "Loan Agreement") with Hercules Capital, Inc. a Maryland Corporation ("Hercules") and other financial institutions or entities that may thereafter from time to time become parties thereto (collectively, “Lender”) and Hercules in its capacity as administrative agent and collateral agent for Lender (in such capacity, “Agent”), pursuant to which Lender may provide one or more term loans in an aggregate principal amount of up to $20 million (the "Loan"). Under the terms of the Loan Agreement, $5.0 million will be funded at closing with the balance available in three additional tranches over the term of the Loan Agreement, subject to certain operating targets and otherwise as set forth in the Loan Agreement. The Loan has an initial 36-month maturity and initial 10.5% interest rate.

Under the Loan Agreement, on the Closing Date, the Company issued to the Lender a warrant to purchase 81,818 (increasing to 109,091 if the fourth tranche is advanced) shares of the Company’s Class B common stock at an exercise price of $5.50 per share (the “Warrant”). The Warrant is immediately exercisable and expires on April 30, 2023. The Company agreed to file a registration statement registering the resale of the shares underlying the Warrant no later than 90 days after issuance. The warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, or Regulation D thereunder, as a sale not involving any public offering.

Advances under the Loan ("Advances") will bear interest at a per annum rate equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 5.75%, and (ii) 10.25%, based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. Advances under the Loan Agreement are due and payable on May 1, 2021, unless Borrowers achieve certain performance milestones, in which case Advances will be due and payable on November 1, 2021.

Upon any event of default, the Agent may, at its option, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to Lender by Borrowers.

 The Loan is secured by a grant of a security interest in all assets (the “Collateral”) of the Borrowers, except that the Collateral should not include (a) more than 65% of the presently existing and later arising issued and outstanding shares of capital stock owned by any Borrower of any foreign subsidiary which shares entitle the holder thereof to vote for directors or any other matter and (b) nonassignable licenses or contracts.

In connection with the Loan Agreement, Borrowers and Agent each entered into (i) a Subordination Agreement (the "Halcyon Subordination Agreement"), effective April 30, 2018, with Halcyon Consulting, LLC ("Halcyon"), and (ii) a Subordination Agreement (the “Noteholder Subordination Agreement”), effective April 30, 2018, with certain noteholders of the Company (the “Note Holders”). In addition, the Borrowers have acknowledged and approved an Intercreditor Agreement (the “Intercreditor Agreement”), effective April 30, 2018, by and between Agent and Ally Bank and Ally Financial Inc. (the “Ally Parties”).

Under the terms of the Halcyon Subordination Agreement, (i) all of each Borrower’s indebtedness and obligations to Halcyon, whether existing or arising in the future, is and shall be subordinated to all of Borrowers’ indebtedness and obligations to Agent and Lender, subject to the terms and conditions contained therein, and (ii) all of Halcyon’s security interests, if any, in each Borrower’s property is and shall be subordinated to all of Agent’s security interests in Borrowers’ property, subject to the terms and conditions contained therein.

Under the terms of the Noteholder Subordination Agreement, (i) all of each Borrower’s indebtedness and obligations to Note Holders, whether existing or arising in the future, is and shall be subordinated to all of Borrowers’ indebtedness and obligations to Agent and Lender, subject to the terms and conditions contained therein, and (ii) all of each Note Holder’s security interests, if any, in each Borrower’s property is and shall be subordinated to all of Agent’s security interests in Borrowers’ property, subject to the terms and conditions contained therein.

The Intercreditor Agreement specifies the priority of, and the time and method by which Hercules and the Ally Parties may enforce, their respective security interests in the Collateral.

In conjunction with the security interest granted under the Loan Agreement, the Company’s obligations are further secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Closing Date, among the Company, NextGen Pro and the Agent, by a security interest in all now owned or hereafter acquired intellectual property of the Company and NextGen Pro, except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

The foregoing descriptions of the Loan, the Loan Agreement, the Warrant, the Intercreditor Agreement, the Noteholder Subordination Agreement, the Halcyon Subordination Agreement and the Security Agreement are qualified in their entirety by reference to the full text of the Warrant, Loan Agreement, the Intercreditor Agreement, the Halcyon Subordination Agreement, the Noteholder Subordination Agreement, and the Intellectual Property Security Agreement which are attached to this report as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, and 10.5 respectively and incorporated by reference into this report.

The Company filed a press release announcing the entry into the Loan on April 30, 2018. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference in this Report.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 2.03 above is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant, dated April 30, 2018.
10.1	Loan and Security Agreement, by and among the Company, NextGen Pro, LLC, RMBL Missouri, LLC, RMBL Texas, LLC, Lender and Hercules Capital, Inc., dated April 30, 2018.
10.2
Intercreditor Agreement, by and among Hercules Capital, Inc., Ally Bank and Ally Financial, Inc. and agreed to by the Company, NextGen Pro, LLC RMBL Missouri, LLC, and RMBL Texas, LLC, dated April 30, 2018.

10.3	Subordination Agreement, by and among the Company, Halcyon Consulting, LLC, NextGen Pro, LLC, RMBL Missouri, LLC, RMBL Texas, LLC, and Hercules Capital, Inc., dated April 30, 2018.
10.4
Subordination Agreement, by and among the Company, Blue Flame Capital, LLC, Lori Sue Chesrown, Ralph Wegis, NextGen Pro, LLC, RMBL Missouri, LLC, RMBL Texas, LLC, and Hercules Capital, Inc., dated April 30, 2018.

10.5	Intellectual Property Security Agreement, by and among Hercules Capital, Inc., the Company and NextGen Pro, LLC, dated April 30, 2018.
99.1	Press Release, dated April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: May 1, 2018	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer